SETTLEMENT AGREEMENT AND RELEASE
This Settlement Agreement and Release (the “Settlement Agreement”) is entered into by and among The Richard Stanley Family Trust (the “Stanley Trust”); The John Locke Family Trust (the “Locke Trust”); Live Ventures Incorporated, a Nevada corporation (“Live”); Precision Metal Works, Inc., a Kentucky corporation (“Precision”); and PMW Affiliated Holdings, LLC, a Delaware limited liability company (“PMW”), effective as of December 24, 2024 (the “Effective Date”). The Stanley Trust, the Locke Trust, Live, Precision, and PMW are each individually referred to as a “Party” and collectively referred to herein as the “Parties”.
WHEREAS, the Stanley Trust, the Locke Trust, and Live are parties to that certain Case No. 1:24-cv- 00970-CFC filed in the United States District Court for the District of Delaware and styled Richard Stanley, as trustee of The Richard Stanley Family Trust, and John Locke, as the Trustee of The John Locke Family Trust v. Live Ventures, Incorporated (the “Litigation”); and
WHEREAS, the Parties wish to fully and finally resolve any and all disputes among them and to cease and terminate any and all current and future business or other relationships or obligations among them.
NOW, THEREFORE, in consideration of the promises and mutual covenants contained in this Settlement Agreement, the receipt and sufficiency of which are hereby acknowledged by each of the Parties, the Parties, intending to be legally bound, hereby stipulate and agree as follows:
1.Settlement.

(a)In accordance with the provisions of this Settlement Agreement, Live, in its roles as guarantor of the obligations under those certain Secured Subordinated Promissory Notes of Precision in favor of the Stanley Trust and of the Locke Trust (collectively, the “Notes”) and as the indirect and direct corporate parent of Precision and PMW, respectively, shall pay the aggregate amount of One Million Nine Hundred Seven Thousand Three Hundred Thirteen Dollars ($1,907,313.00) (the “Settlement Payment”) to the Stanley Trust and the Locke Trust in full satisfaction of their respective claims against Live in connection with the Guaranty, as follows:
i.Live shall pay Nine Hundred Fifty-Three Thousand Six Hundred Fifty-Six and 50/100 Dollars ($953,656.50) of the Settlement Payment to the Stanley Trust; and
ii.Live shall pay Nine Hundred Fifty-Three Thousand Six Hundred Fifty-Six and 50/100 Dollars ($953,656.50) of the Settlement Payment to the Locke Trust.

Prior to the Effective Date, Live has deposited the Settlement Payment with Mercantile Title Agency, Inc. (the “Escrow Agent”). Concurrently with the execution and delivery of this Settlement Agreement, Live authorizes the Escrow Agent to release the respective portion of the Settlement Payment to the Stanley Trust and the respective portion of the Settlement Payment to the Locke Trust in accordance with this Section 1(a) and the written instructions provided by the Stanley Trust and the Locke Trust as applicable.

(b)Concurrently with the execution of this Settlement Agreement, Live shall also pay Jesse Caldwell the amount of Twenty-Five Thousand Dollars ($25,000.00) (the “Caldwell Payment”). Prior to the Effective Date, Live has deposited the Caldwell Payment with the Escrow Agent. Concurrently with the execution of this Settlement Agreement, Live authorizes the Escrow Agent to release the Caldwell Payment to Jesse Caldwell in accordance with the written instructions provided by Jesse Caldwell.

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(c)Concurrently with the execution and delivery of this Settlement Agreement, Live, Precision, and PMW agree that the Stanley Trust and the Locke Trust shall be entitled to all Escrow Funds (as that term is defined in the Stock Purchase Agreement by and among The Stanley Trust, the Locke Trust, Precision, and PMW dated July 19, 2023 (the “SPA”)) remaining on deposit with Fifth Third Bank as of the Effective Date. Concurrently with the execution and delivery of this Settlement Agreement, Live, Precision, and PMW shall provide written instruction to Fifth Third Bank and take such further actions as are reasonably necessary to cause Fifth Third Bank to release all Escrow Funds remaining on deposit with Fifth Third Bank as of the Effective Date to the Stanley Trust and the Locke Trust, with fifty percent (50%) of such Escrow Funds to be paid to the Stanley Trust in accordance with the written instructions provided by the Stanley Trust and fifty percent (50%) of such Escrow Funds to be paid to the Locke Trust in accordance with the written instructions provided by the Locke Trust. Prior to the Effective Date, Live, Precision, and PMW represent and warrant that Fifth Third Bank has confirmed in writing that they will release the Escrow Funds in accordance with this Section 1(c). Notwithstanding anything herein to the contrary, the Parties agree that none of Live, Precision, or PMW is a guarantor of the performance by Fifth Third Bank in respect of the release of any or all of the Escrow Funds to the Stanley Trust and the Locke Trust and none of such parties shall act or be deemed to act as a surety for the tender of any amounts equivalent thereto. Live, Precision, and PMW each represent and warrant to the Stanley Trust and the Locke Trust that Fifth Third Bank has not communicated, either orally or in writing, to any of Live, Precision, and PMW that Fifth Third Bank does not intend to release the Escrow Funds to the Stanley Trust and the Locke Trust consistent with the terms and conditions set forth in this Settlement Agreement. Further, for purposes of clarity, the Stanley Trust and the Locke Trust disclaim any right or interest to the amounts previously paid by Precision that were remitted by the Stanley Trust and the Locke Trust to Fifth Third Bank on or around November 14, 2024.
(d)Live, Precision, and PMW represent, warrant, and covenant that all funds deposited with the Escrow Agent and/or otherwise remitted to the Stanley Trust and to the Locke Trust as the Settlement Payment and to Jesse Caldwell as the Caldwell Payment, each pursuant to this Settlement Agreement (i) are funds belonging solely to Live that were received by Live from funds provided to it by Isaac Capital Group, LLC (“ICG”), whether through a drawdown of Live’s existing line of credit from ICG or an alternative financing arrangement with ICG, in each case fully outside of the purview of Precision or PMW, and (ii) are not funds directly or indirectly belonging to, or received from, Precision or PMW. Live shall provide documentation to the Stanley Trust and the Locke Trust simultaneously with the execution of this Settlement Agreement showing that the funds transferred to the Escrow Agent are funds belonging solely to Live and that any portion of such funds were not received, directly or indirectly, from Precision or PMW, which documentation for the “transfer” shall consist of the Fed Reference Number and for the “belonging” shall consist of a confirmatory e-mail from counsel for Live to counsel for the Stanley Trust and the Locke Trust. Live, Precision, and PMW represent, warrant, and covenant that they have received all necessary approvals from third parties, including, but not limited to, Fifth Third Bank, in order to execute and deliver this Settlement Agreement, to remit the payments pursuant to this Settlement Agreement, and to consummate the transactions described in this Settlement Agreement and otherwise be bound by the terms and conditions set forth in this Settlement Agreement.

2.Release of Claims; Termination of Future Liabilities and Obligations. Each Party, on behalf of itself and its respective Related Parties, hereby fully and irrevocably releases, remises, gives up, quit claims, settles, compromises, and forever discharges any and all of the other Parties and all of their respective Related Parties of and from any and all Claims of every kind, nature, or description, whether known or

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unknown, liquidated or unliquidated, matured or unmatured, disputed or undisputed, fixed or contingent, in law or equity, whether or not well-founded in law or fact, that such Party ever had, may have, now have, may

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have had, or may ever have against any other Parties, upon or by reason of any matter, cause, or thing, whether known or unknown, from the beginning of time until and through the Effective Date. For clarity, and not for limitation, this Section 2 shall also release each Party and its respective Related Parties from (a) any and all past and current liabilities or obligations to any other Party and its respective Related Parties in respect of any and all issues connected with the SPA, the transactions contemplated thereby, and all other associated documents, agreements, contracts, or relationships among the Parties, specifically referencing and including the rights of any Party to any “Earn-Out Payments” (as that term is defined in Section 2.08 of the SPA) and (b) any and all future liabilities and obligations that otherwise, but for the execution and delivery of this Settlement Agreement, could arise or could have arisen by virtue of the SPA, the transactions contemplated thereby, and all other associated documents, agreements, contracts, or relationships among the Parties, specifically referencing and including the rights of any Party to any such Earn-Out Payments.

3.Dismissal. The Parties agree to jointly file in the Litigation the Stipulation of Dismissal contained in EXHIBIT A within fifteen (15) days of the Stanley Trust and the Locke Trust’s receipt of the Settlement Payment.
4.No Reliance. No Party has executed this Settlement Agreement in reliance upon any statement or representation of any other Party or their representatives or agents other than those express representations set forth in this Settlement Agreement. The Parties enter into this Settlement Agreement voluntarily after having received legal advice from legal counsel of their choosing.
5.Unknown Claims. For purposes of clarity, this Agreement contains a complete, total, and absolute settlement of all matters between the Parties, regardless of whether those matters are presently known or unknown, foreseen or unforeseen. Each Party acknowledges that it may have sustained or acquired against another Party other Claims of a presently unknown and unforeseen nature (“Unknown Claims”). Each Party acknowledges that, in connection with this Settlement Agreement, it shall knowingly and expressly waive Unknown Claims, and each Party waives any and all rights and benefits conferred by any statute, regulation, or principle of common law or civil law of the United States; of any state, commonwealth, territory, or other jurisdiction thereof; or of any foreign country or other foreign jurisdiction, which is similar, comparable, or equivalent to Section 1542 of the California Civil Code with respect to any such Unknown Claim.
6.Review and Advice. Each Party represents and warrants to the other Party that: (a) such Party has not assigned, transferred, or distributed to any person or any other entity, including through subrogation, operation of law, or the enforcement of a lien, any portion of any Claim or rights that are affected by this Settlement Agreement; and (b) that each Party has read this entire Settlement Agreement and knows the contents hereof, that the terms hereof are contractual and not merely recitals, and that each has signed this Settlement Agreement of their own free will.
7.No Admission of Liability. Each Party agrees that nothing in this Settlement Agreement is to be construed as an admission of liability by any other Party. Each Party acknowledges that the other Parties deny liability of any type, and this Settlement Agreement is made and entered into as a full and complete compromise and settlement of disputed matters and to avoid any Party from seeking or pursuing legal or other rights or remedies, by any future lawsuit, action, or proceeding of any type or kind, whether legal or equitable, in any jurisdiction.
8.Successors and Assigns. This Settlement Agreement shall bind and inure to the benefit of, and be enforceable by, each Party and its respective Related Parties.

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9.Amendment and Waiver. This Settlement Agreement may only be amended, modified, or supplemented by an agreement in writing signed by all of the Parties. No waiver by any Party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the Party so waiving.

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Unless expressly identified by such written waiver, no failure, breach, or default by any Party shall operate or be construed as a waiver, whether of a similar or different character, and whether occurring before or after the expressly identified written waiver. No failure to exercise, or delay in exercising, any right, remedy, power, or privilege arising from this Settlement Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege.
10.Expenses. Each Party shall pay all of its own fees, costs, and expenses (including, without limitation, fees, costs, and expenses of legal counsel) incurred in connection with the dispute between the Parties and the negotiation, preparation, and execution and delivery of this Settlement Agreement.
11.Choice of Law/Venue. This Settlement Agreement shall be construed in accordance with, and governed by, the laws of the State of Delaware, without regard to principles of conflict of laws or choice of laws. The Parties agree that any proceeding or action brought by either Party under, or in any way related to, this Settlement Agreement shall be brought solely and exclusively in the United States District Court for the District of Delaware. Each Party expressly consents to personal jurisdiction and venue in the foregoing court and expressly waives any defense based upon lack of personal jurisdiction, improper venue, forum non conveniens, and defenses of similar import.
12.Due Authorization. Each Party signing this Settlement Agreement on behalf of any corporation, partnership, joint venture, limited liability company, or other entity, by so signing, hereby represents and warrants that the signature is duly authorized by said entity, that said entity is fully and completely bound by this Settlement Agreement, and that all requisite authorizations and approvals for said entity to enter into this Settlement Agreement and to perform the terms of this Settlement Agreement have been duly granted and approved by appropriate action of the owners, members, shareholders, directors, managers, partners, and officers, as appropriate, of said entity.
13.Preparation of Agreement. Each Party acknowledges that this Settlement Agreement was the result of negotiations and discussions among the Parties. Each Party further acknowledges that this Settlement Agreement shall be deemed to have been jointly prepared and that no particular Party is to be deemed the drafter or preparer of this Settlement Agreement or any provisions hereof. Accordingly, to the extent there should later prove to be ambiguities in the Settlement Agreement, the Parties agree that such ambiguity shall not be construed in favor of or against a particular Party on account of who drafted any portion of this Settlement Agreement.
14.Counterparts and Copies. This Settlement Agreement may be executed in one or more duplicates or counterparts, each of which shall be deemed to be a part of the fully-executed original of this Settlement Agreement. Facsimile, electronic signatures, and scanned signatures shall be accepted by the Parties as originals. This Settlement Agreement shall become binding when one or more counterparts, individually or taken together, shall bear the signature of all Parties. Copies of the executed version of this Settlement Agreement shall be enforceable as if such copies were an original version of the Settlement Agreement.
15.Notice. Any notice to be served on the Party, or information to be exchanged among Parties, related to this Settlement Agreement shall be sent to the applicable Party by nationally-recognized overnight courier at the applicable address set forth on the signature page of this Settlement Agreement or such other address as the applicable Party provides written notice of after the Effective Date.
16.Entire Agreement. This Settlement Agreement is fully integrated and represents the entire understanding among the Parties concerning the settlement and resolution of all matters between them, and

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there are no other agreements, representations, promises, or negotiations with respect thereto which have not been set forth expressly in this Settlement Agreement. Each Party agrees that, in entering into this Settlement

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Agreement, they have not relied on any representation or opinion of fact, law, or otherwise, made by any other Party or that Party’s attorney, employee, or agent other than the representations set forth in this Settlement Agreement. This Settlement Agreement supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to the subject matter set forth in this Settlement Agreement. The recitals set forth at the beginning of this Settlement Agreement are incorporated into this Settlement Agreement as if fully restated herein and form an integral part of this Settlement Agreement. The section headings in this Settlement Agreement are for convenience and reference only and shall not be deemed to alter or affect any provision of this Settlement Agreement or used for the interpretation of any such provision. The representations, warranties, and covenants set forth in this Settlement Agreement shall survive in perpetuity unless otherwise expressly stated otherwise in this Settlement Agreement.
17.Further Assurances. The Parties agree to cooperate fully and execute any and all supplementary documents and to take all additional actions which may be necessary or appropriate to give full force and effect to the terms and intent of this Settlement Agreement.
18.Attorney Fees. In the event that the Stanley Trust or the Locke Trust incurs any costs or expenses in connection with a successful enforcement of the terms of this Settlement Agreement or the collection of amounts due and payable pursuant to this Settlement Agreement, whether suit is brought or not, including, but not limited to, attorneys’ fees and costs, Live shall pay the Stanley Trust and the Locke Trust all such costs and expenses.
19.Severability. The provisions of this Settlement Agreement shall be severable, and if any provision of this Settlement Agreement is determined to be invalid, illegal, or unenforceable under any applicable statute, rule, regulation, or law by a court of competent jurisdiction, that provision shall be deemed omitted and shall not affect other provisions or applications of this Settlement Agreement, and the remainder of the Settlement Agreement shall be valid and enforceable to the maximum extent possible.
20.Definitions. The following terms, when used in this Settlement Agreement, shall have the meaning specified or referred to in this section:
a.“Affiliate” means, with respect to any entity, any other entity that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such entity. For this purpose, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person or entity, whether through the ownership of voting securities, by contract or otherwise.
b.“Claims” means any and all rights, actions, causes of action, suits, debts, sums of money, torts, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, abstracts of judgments, executions, claims of interest, claims for attorneys’ fees and costs, extents, executions, claims and demands.
c.“Family Member” means a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of any designated person.
d.“Related Parties” of a person or entity means their respective heirs, Family Member, legal representative, assigns and successors, and present and former parent companies, subsidiaries, Affiliates, officers (in both their official and personal capacities), directors (in both their official and personal capacities), shareholders, partners, members, managers, employees, agents,

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attorneys, other professionals, predecessors, successors, insurers, assignees, and assignors, and all persons or entities in privity therewith. For purposes of clarity, the Related Parties of the Stanley Trust shall

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include Family Members of Richard Stanley (including, but not limited to, Jesse Caldwell), and the Related Parties of the Locke Trust shall include Family Members of John Locke.

[SIGNATURES FOLLOW; REMAINDER OF PAGE BLANK]

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IN WITNESS WHEREOF, the Parties have executed this Settlement Agreement and Release as of the Effective Date:

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THE RICHARD STANLEY FAMILY
TRUST

THE JOHN LOCKE FAMILY TRUST

By:
Name:
Title:

By:
Name:
Title:

Address:    c/o Dinsmore & Shohl LLP
Attn: Jerrad Howard
255 East Fifth Street, Suite 1900
Cincinnati, OH 45202

Title:

By: Name: Title:

Address:

k?
Trustee

c/o Dinsmore & Shohl LLP
Attn: Jerrad Howard
255 East Fifth Street, Suite 1900
Cincinnati, 01 I 45202

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IN WITNESS WHEREOF, the Parties have executed this Settlement Agreement and Release as of the Effective Date:

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LIVE VENTURES INCORPORATED

By:
Name: Jon Isaac
Title:    Chief Executive Officer

Address:    325 E. Warm Springs Road Suite 102
Las Vegas, Nevada 89119

PRECISION METAL WORKS, INC.

By:
Name: Mike Valeri Title:    Secretary

Address:    99 Berry Road Washington, PA 15301

PMW AFFILIATED HOLDINGS, LLC
By:
Name: Tom Sedlak Title:    President

Address:    99 Berry Road Washington, PA 15301

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IN WITNESS WHEREOF, the Parties have executed this Settlement Agreement and Release as of the Effective Date:

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L IVE VENTURES INCORPORATED

By:         Name: Jon Isaac
Title:    Chief Executive Officer
PRECISION METAL WORKS, INC.

By:         Name: Iviike Valeri
Title:    Secretary

Address:    99 Berry Road Washington, PA 15301

PMW AFFILIATED HOLDINGS, LLC

By:         Name: Tom Sedlak
Title:    President

Address:        99 Berry Road Washington, PA 15301

Address:    325 E. Warm Springs Road Suite 102
Las Vegas, Nevada 89119

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EXHIBIT A
IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE
RICHARD STANLEY, as the trustee of    )
THE RICHARD STANLEY FAMILY    )
TRUST, and JOHN LOCKE, as the trustee of    ) THE JOHN LOCKE FAMILY TRUST,    )
)
)
Plaintiffs,    )    Case No. 1:24-cv-00970-CFC
)
vs.    )
) LIVE VENTURES, INCORPORATED,    )
)
)
    Defendant. )

STIPULATION OF DISMISSAL WITH PREJUDICE
The parties hereby stipulate to the dismissal with prejudice of this action in its entirety. Each party shall bear its own costs of the action.

Dated:

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By:    DRAFT
Lisa M. Zwally
DE Bar ID No. 4328 GREENBERG TRAURIG, LLP
222 Delaware Avenue, Suite 1600
Wilmington, DE 19801
By:    DRAFT
Shari Lumb Milewski DE Bar ID No. 5362
1201 N. Market Street, Ste. 1100
Wilmington, DE 19801

Attorneys for Plaintiffs

Attorney for Defendant

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CERTIFICATE OF SERVICE
I hereby certify that on the      day of December, 2024, the foregoing was filed using the Court’s electronic filing system and that by virtue of same, notification was electronically served on all counsel of record.

Attorney